EXHIBIT 99.1
A.M. CASTLE & CO.	1420 Kensington Rd., Ste 220 Oak Brook, Illinois 60523 (847) 455-7111 (847) 241-8171 (Fax)

For Further Information:

—————AT THE COMPANY—————	—————AT EDELMAN————
Scott F. Stephens	Media Contacts:
Interim CEO, Vice President-Finance & CFO	Mike Aabram
(847) 349-2577	(312) 297-7021
Email: sstephens@amcastle.com	Email: Mike.Aabram@edelman.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
7:45 A.M. CT, OCTOBER 12, 2012

A. M. CASTLE NAMES FORMER UNITED CONTINENTAL OPERATIONS EXECUTIVE AS PRESIDENT, CEO AND BOARD MEMBER

OAK BROOK, Ill. – Oct. 12, 2012 – A. M. Castle & Co. (NYSE: CAS) announced today that its board of directors has named Scott Dolan president, CEO and board member, effective October 15, 2012. Dolan, 41, succeeds interim CEO Scott F. Stephens, who continues as chief financial officer and treasurer of the global distributor of specialty metal and plastic products, value-added services and supply chain solutions.

The announcement from the board concludes an extensive search process, which included both internal and external candidates.

Dolan is former senior vice president of airport operations and cargo at the combined United and Continental Airlines. In this role, Dolan managed a unit with $1.2 billion in annual revenue,  worldwide operations and 35,000 people. Dolan previously honed his global operations and logistics experience as chief operating officer of Atlas Air Worldwide Holdings before joining United Airlines in 2004. Earlier in his career, Dolan held various positions at General Electric, where he completed GE’s six sigma master black belt program.

“Scott Dolan possesses the qualities we sought in a CEO to execute A. M. Castle’s strategy, engage our employees and deliver improved results for shareholders,” said Brian P. Anderson, chairman of the board. “He has a strong record of operational excellence, is a proven performer at global execution, has delivered results for complex businesses and has successfully led very large teams.”

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Anderson also thanked Stephens for serving as interim CEO since May.

“Scott Stephens is an outstanding executive, and the board is pleased that he remains with A. M. Castle as CFO,” Anderson added.

“I am delighted to join A. M. Castle,” Dolan said. “It has the strong end-market positions, customer relationships, global presence and growth potential that I believe can deliver significantly improved returns for shareholders.”

Dolan’s career at United began when he was hired in 2004 as president of the company’s cargo business. In three years, Dolan grew revenues to $850 million from $550 million.  Previously, as COO of Atlas Air, Dolan’s responsibilities encompassed 30 facilities on six continents, 3,000 full-time employees and 5,000 contractors.

A native of Cleveland, he earned a Bachelor of Engineering degree from Vanderbilt University, majoring in civil and environmental engineering, and a Master of Science degree from Case Western Reserve University, with a focus on systems, control and industrial engineering.
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of more than 60 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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